Exhibit I

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148995 on Form S-8 of Honeywell International Inc. of our report dated June 29, 2018 appearing in this Annual Report on Form 11-K of the Honeywell Puerto Rico Savings and Ownership Plan for the year ended December 31, 2017.

/s/ Crowe Horwath LLP

New York, New York

June 29, 2018

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